                                                                     EXHIBIT 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THE GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 2.5 OF THE INDENTURE.

                                AMAZON.COM, INC.

                 6 7/8% CONVERTIBLE SUBORDINATED NOTES DUE 2010


                                                                CUSIP: 023135AG1
                                                              ISIN: US023135AG10
                                                          Common Code: 010795141
No. P-2                                                             E290,000,000

         Amazon.com, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of four hundred million euros (E290,000,000) on February 16, 2010, at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or, at the option of the holder of this Note, at the Corporate Trust Office, in euros or such coin or currency of the European Union as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, annually on February 16 of each year, commencing February 16, 2001, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 6 7/8%, from February 16 next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from February 16, 2000, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any February 1 and before the following February 16, this Note shall bear interest from such February 16; provided, however, that if the Company shall default in the payment of interest due on such February 16, then this Note shall bear interest from the next preceding February 16, to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from February 16, 2000. The interest payable on the Note pursuant to the Indenture on any February 16 will be paid to the Person entitled thereto as it appears in the Note register at the close of business on the record date, which shall be the February 1 (whether or not a Business Day) next preceding such February 16, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of such Person (provided that the holder of Notes with an aggregate principal amount in excess of E10,000,000 shall, at the written election of such holder, be paid by wire transfer of immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Notes to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its authorized officer(s).

                                        AMAZON.COM, INC.


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        Attest:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

Dated:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

THE BANK OF NEW YORK, as Trustee


By:                                 ____________________________________________
                                    Authorized Signatory


By:                                 ____________________________________________
                                    As Authenticating Agent
                                    (if different from Trustee)

         This Note is one of a duly authorized issue of Notes of the Company, designated as its 6 7/8% Convertible Subordinated Notes due 2010 (herein called the "Notes"), limited to the aggregate principal amount of E690,000,000 all issued or to be issued under and pursuant to an indenture dated as of February 16, 2000 (herein called the "Indenture"), between the Company and The Bank of New York, as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Note, or modify the provisions of the Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders in any material respect, or change the obligation of the Company to make redemption of any Note upon the happening of a Fundamental Change (as defined in the Indenture) in a manner adverse to the holder of the Notes, or impair the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture, including Section 15.7 thereof, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest, Make-Whole Payment or the principal of any of the Notes, a default in the payment of redemption price pursuant to Article III or a failure by the Company to convert any Notes into Common Stock of the Company or a default in respect of a covenant or provisions hereof which under Article XI cannot be modified without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitute hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. The indebtedness evidenced by the Notes will rank equally with the Company's 4 3/4% Convertible Subordinated Notes due 2009. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         Interest on the Notes shall be computed on the basis of a 365-day year and the actual number of days elapsed.

         The Notes are issuable in fully registered form without coupons in denominations of E1,000 and any integral multiple of E1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in this Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         The Company may withdraw the rights of Noteholders to convert the Notes into shares of Common Stock at any time prior to February 20, 2003, if the closing price of the Common Stock shall have exceeded 160% of the initial conversion price (or E167.915) for at least 20 trading days in any consecutive 30-trading day period. The Company shall give notice of its withdrawal of conversion rights at least 30 days and no more than 60 days, prior to the date of such withdrawal, and such notice shall be given no later than 5 Business Days after the last day on which such event occurred or was continuing prior to the date of such withdrawal. If the Company withdraws the Noteholders' conversion rights, the Company shall make Make-Whole Payment to the Noteholders as set forth in the Indenture.

         If the Company withdraws the Noteholders' conversion rights in the time frame discussed above, it will pay to the Noteholders an additional amount in cash with respect to each of their Notes equal to E206.25 per E1,000
Note, less the amount of any interest actually paid on such Note prior to the date on which the Company gives the Noteholders notice as described above.

The Company will make this Make-Whole Payment to the Noteholders on the date on which the withdrawal of their conversion right is effective.

         At any time on or after February 20, 2003, and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, upon mailing a notice of such redemption not more than 60 days nor less than 30 days before the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the principal amount, together in each case with accrued and unpaid interest to, but excluding, the date fixed for redemption.

         The Company shall not give notice of any redemption if a default in the payment of interest on the Notes has occurred and is continuing.

         The Notes are not subject to redemption through the operation of any sinking fund.

         If a Fundamental Change occurs at any time prior to maturity of the Notes, the Notes will be redeemable on the 30th day after notice thereof at the option of the holder at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the date of redemption; provided that, if such Repurchase Date is February 16, the interest payable on such date shall be paid to the holder of record of the Notes on the preceding February 1. The Notes will be redeemable in multiples of E1,000 principal amount. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Fundamental Change. For a Note to be so repaid at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Note with the form entitled "Option to Elect Repayment Upon a Fundamental Change" on the reverse thereof duly completed, together with such Notes duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately preceding Business Day).

         Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after the original issuance of any Notes through the close of business on the final maturity date of the Notes, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is E1,000 or an integral multiple thereof into that number of shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the Conversion Price of E104.947 or such Conversion Price as shall be reset on February 16, 2001 and February 16, 2002 and as adjusted from time to time, as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date, this Note (unless it or the portion being converted shall have been called for redemption during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. A Note in respect of which a holder is exercising its right to require redemption upon a Fundamental Change may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of the holder of this Note, at the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof; subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

         No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof; and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to principles of conflicts of laws.

         Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

    TEN COM - as tenants in common   UNIF GIFT MIN ACT - _____ Custodian _______

    TEN ENT - as tenant by the entireties ______________________________________
                                              (Cust)                (Minor)

    JT TEN - as joint tenants with right under Uniform Gifts to Minors Act of survivorship and not as tenants in common ________________________________________________
                                                  (State)


                    Additional abbreviations may also be used
                          though not in the above list.

                               CONVERSION NOTICE

TO:  AMAZON.COM, INC.

         The undersigned registered owner of this Note hereby irrevocable exercises the option to convert this Note, or the portion thereof (which is E1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Amazon.com, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:____________________________


                                    ____________________________________________



                                    ____________________________________________
                                    Signature(s)

                                    Signature(s) must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                    ____________________________________________
                                    Signature Guarantee

Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:



____________________________________
(Name)


____________________________________
(Street Address)


____________________________________
(City, State and Zip Code)


Please print name and address


Principal amount to be converted
(if less than all):_________________


Social Security or Other Taxpayer
Identification Number: _____________

                            OPTION TO ELECT REPAYMENT
                            UPON A FUNDAMENTAL CHANGE


TO:  AMAZON.COM, INC.

         The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Amazon.com, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is E1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the redemption price, together with accrued interest to, but excluding, such date, to the registered holder hereof.

Date: ___________________________         ______________________________________



                                    ____________________________________________
                                    Signature(s)

                                    NOTICE: The above signatures of the
                                    holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                    Principal amount to be repaid (if less than all):

                                                 E_______________



                                    ____________________________________________
                                    Social Security or Other Taxpayer
                                    Identification Number

                               FORM OF ASSIGNMENT


         For value received _________________________ hereby sell(s), assign(s) and transfer(s) unto _________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _________________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.


Dated: _________________________    ____________________________________________



                                    ____________________________________________
                                    Signature(s)


                                    Signature(s) must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                    ____________________________________________
                                    Signature Guarantee


NOTICE: The signature of the conversion notice, the option to elect repayment upon a Fundamental Change or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.